EXHIBIT 24.1
DUKE ENERGY CORPORATION
Power of Attorney
FORM 10-K
Annual Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
For the fiscal year ended December 31, 2025
(Annual Report)

The undersigned Duke Energy Corporation, a Delaware corporation, and certain of its officers and/or directors, do each hereby constitute and appoint Harry K. Sideris, Brian D. Savoy, David S. Maltz and Cynthia S. Lee, and each of them, to act as attorneys-in-fact for and in the respective names, places and stead of the undersigned, to execute, seal, sign and file with the Securities and Exchange Commission the Annual Report on Form 10-K for the year ended December 31, 2025, of said Duke Energy Corporation and any and all amendments thereto, hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.
Executed as of the 26th day of February, 2026.
DUKE ENERGY CORPORATION

By:	/s/ HARRY K. SIDERIS
Harry K. Sideris
President and Chief Executive Officer

(Corporate Seal)
ATTEST:

/s/ KENNA C. JORDAN
Kenna C. Jordan
Assistant Corporate Secretary

SIGNATURE	TITLE
/s/ HARRY K. SIDERIS	President and Chief Executive Officer (Principal Executive Officer and Director)
Harry K. Sideris
/s/ BRIAN D. SAVOY	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Brian D. Savoy
/s/ CYNTHIA S. LEE	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)
Cynthia S. Lee
/s/ THEODORE F. CRAVER, JR.	Independent Chair of the Board
Theodore F. Craver, Jr.
/s/ DERRICK BURKS	Independent Lead Director
Derrick Burks
/s/ ANNETTE K. CLAYTON	Director
Annette K. Clayton
/s/ ROBERT M. DAVIS	Director
Robert M. Davis
/s/ CAROLINE D. DORSA	Director
Caroline D. Dorsa
/s/ W. ROY DUNBAR	Director
W. Roy Dunbar
/s/ NICHOLAS C. FANANDAKIS	Director
Nicholas C. Fanandakis
/s/ JEFFREY B. GULDNER	Director
Jeffrey B. Guldner
/s/ JOHN T. HERRON	Director
John T. Herron
/s/ IDALENE F. KESNER	Director
Idalene F. Kesner
/s/ E. MARIE MCKEE	Director
E. Marie McKee
/s/ MICHAEL J. PACILIO	Director
Michael J. Pacilio
/s/ THOMAS E. SKAINS	Director
Thomas E. Skains

/s/ WILLIAM E. WEBSTER, JR.	Director
William E. Webster, Jr.